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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                    JURISDICTION OF
SUBSIDIARY                                                          INCORPORATION
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
REMEC Microwave, Inc.                                               California

REMEC Wireless, Inc.                                                California

Humphrey, Inc.                                                      California

REMEC Magnum, Inc.                                                  California

Verified Technical Corporation                                      California

C&S Hybrid, Inc.                                                    California

Q-bit Corporation                                                   Florida

REMEC Canada Incorporated                                           Nova Scotia, Canada

REMECINC S.A.                                                       Costa Rica

REMEC Foreign Sales Corporation                                     Barbados

Airtech plc                                                         United Kingdom
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